Exhibit 23.2.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 19, 2016 relating to the financial statements and financial schedules of Athene Holding Ltd., which appears in Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-211243). We also consent to the reference to us under the heading “Experts” in Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-211243).

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa

December 8, 2016